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                                          [LOGO]

                                          BIG O TIRES, INC.
                                          11755 E. Peakview Ave.
                                          Englewood, CO  80111
                                          Telephone:  (303) 790-2800
                                          FAX:  (303) 790-0225



                                                              EXHIBIT 10.88

March 24, 1995



Horst K. Mehlfeldt
207 Lake Point Drive
Akron, OH  44333

RE:  Severance Package

Dear Horst:

On behalf of the Board of Directors, I am writing you to confirm our arrangement regarding severance payments that will be made to you in the event that a change of control of the Company takes place between February 15, 1995, and August 16, 1995, inclusive.

As directed by the Board of Directors, the Human Resources Committee has confirmed that your severance package will consist solely of a lump sum payment of $150,000 in the event that such change of control occurs and your position within the Company terminates as a result thereof.

In the event that you have any questions regarding this package, please let me know.

Sincerely,



/s/ Frank L. Carney
Frank L. Carney
Chairman, Human Resources Committee
  of the Board of Directors

cc:  Board of Directors
     Personnel File